UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest events reported)	January 20, 2006
(January 14, 2006)

Commission	Name of Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

333-32170	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On January 14, 2006, Altura Power L.P. (“Altura” or “Purchaser”), a newly formed indirect wholly-owned subsidiary of PNM Resources, Inc. (“PNMR”), entered into an agreement (the “Purchase and Sale Agreement”) with Twin Oaks Power, LP and Twin Oaks Power III, LP (subsidiaries of Sempra Energy) (“Sellers”) to purchase the Twin Oaks Power facility described below (“Twin Oaks”) in an acquisition of assets for $480 million in cash. PNMR and Sempra Energy are also parties to the Purchase and Sale Agreement and have agreed to provide parental guarantees for certain obligations of their respective subsidiaries relating to the acquisition. There are no material relationships between the PNMR and Sempra Energy parties other than the Purchase and Sale Agreement.

The Twin Oaks facility is a 305-megawatt coal-fired power plant located 150 miles south of Dallas, Texas. Under the Purchase and Sale Agreement, substantially all of the assets and contractual commitments relating to Twin Oaks are to be transferred by the Sellers to the Purchaser upon closing, including fuel supply and power purchase and sale agreements.

The Purchase and Sale Agreement also includes the development rights for a possible 600-megawatt expansion of the plant. The Sempra Energy entities are pursuing necessary permits for the plant expansion, which permits are expected in 2007. An additional $2.5 million payment will be made to Sempra upon the issuance of an air permit for the expansion and an additional $2.5 million will be paid upon Altura beginning construction of the expansion.

The Purchase and Sale Agreement contains a number of customary representations and warranties as well as closing conditions. The transaction is expected to close no earlier than April 17, 2006, subject to third-party consents and anti-trust clearance under the Hart-Scott-Rodino Act. Either party may terminate the Purchase and Sale Agreement under certain conditions after June 16, 2006, if the transaction has not closed by that date.

PNMR has arranged for bridge financing to close the transaction. It is expected that the permanent financing will come from the issuance of debt and equity, structured to maintain PNMR’s investment grade rating.

A copy of the Purchase and Sale Agreement will be filed with the Company’s future SEC filings as required under SEC regulations.

Item 8.01 Other Events.

PNMR issued a press release announcing the purchase of Twin Oaks. The press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

Exhibit Number Description

99.1	Press Release dated January 18, 2006.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this report and other documents the Company files with the SEC that relate to future events or the Company's expectations, projections, estimates, intentions, goals, targets and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. You are cautioned that all forward-looking statements are based upon current expectations and estimates and the Company assumes no obligation to update this information. Because actual results may differ materially from those expressed or implied by the forward-looking statements, the Company cautions you not to place undue reliance on these statements. Many factors could cause actual results to differ, and will affect the Company's future financial condition, cash flow and operating results. These factors include the availability of cash from TNP Enterprises, Inc. and its subsidiaries, the risks that the businesses will not be integrated successfully, the risk that the benefits of the acquisition will not be fully realized or will take longer to realize than expected, disruption from the acquisition making it more difficult to maintain relationships with customers, employees, suppliers or other third parties, the outcome of any appeals of the Public Utility Commission of Texas order in the stranded cost true-up proceeding or the acquisition proceeding, the ability of First Choice Power to attract and retain customers, changes in Electric Reliability Council of Texas protocols, changes in the cost of power acquired by First Choice Power, collections experience, insurance coverage available for claims made in litigation, interest rates, weather (including impacts on the Company of the hurricanes in the Gulf Coast region), water supply, fuel costs, availability of fuel supplies, risk management and commodity risk transactions, seasonality and other changes in supply and demand in the market for electric power, wholesale power prices, market liquidity, the competitive environment in the electric and natural gas industries, the performance of generating units and transmission system, the market for electrical generating equipment, the ability of the Company to secure long-term power sales, the risks associated with completion of the construction of Luna Energy Facility, including construction delays and unanticipated cost overruns, state and federal regulatory and legislative decisions and actions, the outcome of legal proceedings, changes in applicable accounting principles and the performance of state, regional and national economies. For a detailed discussion of the important factors that affect the Company and that could cause actual results to differ from those expressed or implied by the Company's forward-looking statements, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's current and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and the Company's current and future Current Reports on Form 8-K, filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: January 20, 2006	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)

5